SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 19, 2000
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                             YOUNETWORK CORPORATION
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                (Exact name of registrant as specified in charter

         Delaware                      0-252385                  13-399035
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(State or Other Jurisdiction         (Commission              (IRS Employer
of Incorporation)                    File Number)         Identification Number)

115 East 23rd Street, New York, New York                            10010
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (212) 387-0310
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          (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      (a) On May 19, 2000, YouNetwork Corporation (the "Company") and Compuces, Inc., a Delaware corporation ("Compuces"), entered into a Stock Purchase Agreement dated as of such date (the "Agreement"). A copy of the Agreement is attached as Exhibit 2.1 and incorporated herein by reference. Pursuant to the terms of the Agreement, the Company agreed to sell to Compuces shares of the Company's Class C common stock, par value $.0001 per share (the "Class C Common Stock") in an amount constituting, after giving effect such sale, 80% of the Company's outstanding shares of Class C Common Stock on a fully diluted basis (the "Shares"). Accordingly, Compuces is now the beneficial holder of approximately 80.9% of the Company's Class C Common Stock and approximately 80.9% of the Company's voting securities (which include the Company's Class A common stock and Class B common stock), and a "change in control" of the Company has been effected.

      The consideration for the issuance of the Shares to Compuces was the agreement by Compuces to advance funds to the Company in an amount sufficient to pay certain specified debts of the Company in an amount not to exceed $300,000. To date, Compuces has advanced the Company approximately $70,000 for the repayment of such debt.

      Compuces is a wholly-owned subsidiary of International Commerce Exchange Systems, Inc., a Delaware corporation ("ICES"), and its only assets are the Shares. ICES is a privately held company which develops, invests in and operates Internet technology related companies.

      In connection with this transaction, the current directors and officers of the Company other than Don Senerath are resigning. It is anticipated that Don Senerath will fill the vacancies on the Board of Directors caused by the resignations of such directors by appointing four designees of ICES to the Company's board of directors.

      (b) Except as set forth in this Current Report on Form 8-K, the Company is not aware of any other arrangement which may at a subsequent date result in a change in control of the Company.

ITEM  7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Exhibits.

      2.1 Stock Purchase Agreement dated as of May 19, 2000, by and between YouNetwork Corporation and Compuces, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     YOUNETWORK CORPORATION

                                                     By: /s/ Don Senerath
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                                                           Name: Don Senerath
                                                           Title: Chairman

Dated: June 6, 2000

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                                  EXHIBIT INDEX

Number  Description
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2.1     Stock Purchase Agreement dated as of May 19, 2000, by and between
        YouNetwork Corporation and Compuces, Inc.